Exhibit 10.3

LEASE AGREEMENT

THIS LEASE AGREEMENT (this “Lease”) made this 23rd day of December, 2005 (“Effective Date”), (which is the date that this Lease is executed by the last of the parties hereto), between FUREY HOLDINGS, LLC, an Ohio corporation, with an address of 206 Carrollton Street, Malvern, Ohio 44644 (hereinafter referred to as “Lessor”), and CONSUMERS NATIONAL BANK, having its principal place of business located at 614 East Lincoln Way, Minerva, Ohio 44657 (hereinafter referred to as “Lessee”).

RECITALS

A. Lessor is the equitable owner of land consisting of 11 acres, more or less (of which .8 acres is allocated to this lease) located on State Routes 43 and 183 in the Township of Brown, County of Carroll, State of Ohio, the perimeter boundary of which is depicted on the site plan attached hereto as Exhibit “A” (said land, including any buildings and improvements situated thereon, now or in the future, shall be collectively referred to herein as the “Demised Premises”).

B. Lessee desires to lease from Lessor and Lessor desires to lease to Lessee the Demised Premises upon the terms, conditions, covenants, and agreements set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and the foregoing recitals which are incorporated herein, the parties hereto, intending to be legally bound hereby, covenant as follows:

ARTICLE I

DEMISE OF PREMISES; WARRANTIES;

LEASE CONTINGENCIES

Section 1.1 Demise. Subject to Section 1.3 hereof, as well as all other terms, conditions and covenants hereinafter set forth, Lessor hereby leases and permits the use to Lessee, and Lessee hereby leases from Lessor the Demised Premises.

Section 1.2 Warranties. Lessor covenants and warrants to Lessee:

(a) To the best of Lessor’s knowledge, the Demised Premises are not subject to any lease, sublease, dedication, easement, right of way, reservation, covenant, condition, restriction, lien or encumbrance which might prohibit or materially interfere with Lessee’s construction of Lessee’s Improvements, as hereinafter described, and use of the Demised Premises as a branch banking location, as hereinafter defined;

(b) That all taxes, assessments or impositions of any kind with respect to the Demised Premises, except current taxes, have been paid in full;

(c) That Lessor has the power and authority to execute this Lease;

(d) That no person or entity has any option or other contractual right to purchase all or any portion of the Demised Premises; and

(e) That the Demised Premises have been maintained and are now in conformity with all acts, regulations, ordinances, statutes and laws regarding environmental matters.

Section 1.3 Contingencies. It is specifically understood and agreed that this Lease is subject to and contingent upon each of the following contingencies and conditions (hereinafter individually “Contingency” and collectively “Contingencies”), any and all of which may be waived in whole, or in part, by Lessee, and to the extent a Contingency is within the exclusive control of the Lessee, Lessee agrees to use its best efforts to satisfy said Contingency. If any of the following Contingencies have not been satisfied by Lessor or Lessee (as applicable) or waived by Lessee within two hundred ten (210) days after the Effective Date (the “Contingency Period”), then, thereafter, either party may elect to terminate this Lease by providing written notice of such termination to the other party, provided, however, such election is made within thirty (30) days of the expiration of the Contingency Period. In the event of termination as aforesaid, there shall be no further liability or obligations on part of either party to the other under this Lease. The aforesaid Contingencies are as follows:

(a) That Lessee, at Lessee’s expense, obtain all applicable permits and approvals under the zoning and building regulations, development ordinances, subdivision ordinances, codes, statutes, laws and directive of the Village of Malvern, County of Carroll, the State of Ohio, and all other authorities having jurisdiction (hereinafter “Governmental Approvals”), that will allow the Lessee to obtain all of its permits to proceed with the development, use and occupancy of the Demised Premises for a full service bank branch.

(b) That Lessor obtains highway occupancy approval(s) for access to the Demised Premises in the location as substantially depicted on the attached Exhibit “A” and any off-site traffic improvements required by such approvals are financially acceptable to Lessee;

(c) That Lessor confirm that all public, quasi-public or private utilities for water, sewer, telephone, gas, and electric are available (as to capacity and availability) to the Demised Premises and that any extension or relocation of utilities that may be required are financially acceptable to Lessee.

Section 1.4 Cooperation with Lessee. Lessor agrees to promptly execute and deliver to Lessee applications and permits which are required by the appropriate jurisdiction to be signed or issued in the name of the fee owner of the Demised Premises, such as, without limitation and by way of example only, subdivision applications and plats and highway occupancy permits. Lessee represents and warrants that it will keep all information and/or reports and/or documents obtained from Lessor or its agents, or related to or in connection with the Demised Premises strictly confidential and will not disclose any such information to any person or entity (except for Lessee’s attorneys, consultants and advisors who need to know such information for the purpose of providing advice to Lessee with respect to this Lease), without the prior written consent of Lessor.

Section 1.5 Entry Upon Property. During the Contingency Period, Lessor hereby grants to Lessee the right to enter upon the Demised Premises, during normal business hours or at such other reasonable times, for the purpose of making surveys, drilling for soil tests, doing engineering or structural studies, and for any other reasonable purpose to determine the suitability of the Demised Premises for the construction and operation of Improvements, as that term is defined in Section 2.1 hereof. Lessee agrees to indemnify and hold Lessor free and harmless from any and all costs or liability incurred by reason of Lessee entering upon the Demised Premises for the aforesaid purposes. If the Initial Term does not commence because the events described in Section 3.1(a) and (b) hereof do not occur, Lessee shall restore, to the extent reasonably practicable, the Demised Premises to substantially the same condition that existed prior to said studies if, and to the extent of, any damage caused by Lessee’s testing.

ARTICLE II

CONSTRUCTION OF IMPROVEMENTS

Section 2.1 Construction. Lessor shall construct upon the Demised Premises a building, together with related improvements for the Lessee’s proposed use as a full service bank branch with adjacent parking, and signage, all in accordance with the plans and specifications of Lessee (hereinafter referred to collectively as “Improvements”).

ARTICLE III

TERM AND RENEWAL TERM

Section 3.1 Initial Term. The initial term of the Lease (“Initial Term”) shall be for a period of ten (10) years, commencing on the Lease Commencement Date. The “Lease Commencement Date” is defined as the first to occur of the following events: (a) the date upon which Lessee completes construction of Improvements on the Demised Premises; or (b) upon Lessee’s occupancy of the Demised Premises. Promptly upon the occurrence of either of the foregoing events, Lessee shall provide Lessor written notice confirming the occurrence of such event and acknowledging the Lease Commencement Date.

Section 3.2 Renewal Term. Lessor hereby grants to Lessee the right to annually renew this Lease for one (1) year terms (each a “Renewal Term” and collectively, the “Renewal Terms”). The Renewal Term will be automatically renewed unless Lessee gives notice of termination as set forth in Section 3.3 below. The terms and conditions for each Renewal Term shall be the same as for the Initial Term hereof, however the initial monthly rental payment for the first one (1) year Renewal Term shall be the rental payment then in effect upon completion of the Initial Term, as adjusted pursuant to the procedure described in Section 4.1.

Section 3.3 Termination. The Lessee has the right to terminate the Lease by giving written notice to the Lessor ninety (90) days prior to the expiration of the Initial Term or ninety (90) days prior to the expiration of any subsequent Renewal Term.

Section 3.4 Memorandum of Lease. This Lease Agreement will not be recorded, but rather a Memorandum of Lease may be recorded, at the option of Lessor or Lessee. If recorded by Lessee, Lessee shall pay any realty transfer taxes that may be due as a result of the recordation of any Memorandum of Lease covering this Lease Agreement.

Section 3.5 Lease Year. During the Term of this Lease, a lease year shall mean a period of twelve (12) consecutive months, except that the first lease year shall begin on the Lease Commencement Date and shall end the following calendar year on the last day of that calendar month preceding the month of the Lease Commencement Date.

Section 3.6 Use. The Lessee shall have the right to use the Demised Premises and each and every part thereof for any lawful purpose relating directly or indirectly to any business in which the Lessee is now or in the future engaged (provided any necessary government approvals or authorizations shall have been obtained by Lessee).

Section 3.7 Purchase Right of First Refusal. If at any time during the term of this Lease, the Renewal Term, or any tenancy after either, Lessor receives from a ready, willing and able purchaser an acceptable bona fide offer to purchase, or makes a bona fide offer to purchase, or makes a bona fide offer to sell to such a purchaser, the Demised Premises or any part thereof or any property which includes all or part of the Demised Premises, Lessor shall give Lessee notice, specifying the name and address of the purchaser and the price and terms of the offer, accompanied by Lessor’s affidavit that the proposed sale is in good faith. Lessee shall thereupon have the prior option to purchase the Demised Premises or the part thereof or the entire property covered by such offer, at the price and on the terms of the offer, which option Lessee may exercise by giving Lessor notice within thirty (30) days after Lessee’s receipt of Lessee’s notice of the offer. In the event Lessee fails to affirmatively exercise its right of first refusal during said thirty (30) day period, Lessee shall be deemed to have waived its right of first refusal. In the event that any of the terms or conditions of the offer are changed after Lessee waives its rights hereunder, Lessor shall give notice of all such changes to Lessee and Lessee shall have an additional fifteen (15) days to exercise its right of first refusal hereunder. Lessee’s failure at any time to exercise its option under this Section 3.7 shall not affect this Lease or the continuance of Lessee’s rights and options under this Section or any other Section hereof.

ARTICLE IV

RENT

Section 4.1 Rent During Initial Term and Renewal Term. The base rent commencing on the Lease Commencement Date and continuing through the fifth anniversary of the Lease Commencement Date shall be one percent (1%) of the total Project Cost (the “Rent”) to be paid by Lessee to Lessor monthly. The total Project Cost for purposes of Rent computed under this item shall be defined to include all of Lessor’s costs associated with architectural design, site development, permits and construction of the bank branch building and adjacent parking to be located on the Demised Premises. Prior to the Lease Commencement Date, the Lessor shall provide Lessee with a certificate itemizing the costs and fees that comprise the total Project Cost. Rent to be paid by Lessee to Lessor shall be adjusted at the beginning of year six in accordance with the change in the CPI-U (as such term is defined below) from the Lease Commencement Date to the end of year five. For purposes of this Lease, “CPI-U” shall mean the United States Consumers Price Index All Urban Consumers (CPI-U) U.S. City average all items, calculated on the same month each year beginning with the initial month of Lease inception. The monthly rental payment for the first one (1) year renewal term will be adjusted in accordance with the change in CPI-U from the start of year six to the end of year ten. For each succeeding renewal year, the monthly rental payment will be adjusted annually based on the prior year’s change in CPI-U. Notwithstanding anything else in this Section 4.1, Lessee shall be provided with at least thirty (30) days written notice of any Rent increase prior to it becoming effective.

Section 4.2 Rent Payment Dates. Lessee shall make all payments of rent under this Lease in advance on the first day of each calendar month during the term of this Lease, and at a prorated rate for fractions of a month, based on the number of days in such month, if the Lease Commencement Date or the termination date falls on a day other than the first day of the month. Lessee shall make all payments of rent to Furey Holdings, LLC at the address shown on the first page of this Lease, or to such other address as the Lessor may direct in writing to Lessee.

ARTICLE V

INDEMNIFICATION AND INSURANCE

Section 5.1 Indemnification. During the Initial Term of this Lease and any Renewal Term, Lessee agrees to indemnify, defend, and hold Lessor harmless from and against any and all actions, claims and demands arising out of the use, occupancy, construction on or non-use of the Demised Premises by Lessee or the failure of Lessee to maintain the Demised Premises as herein provided, including, but without limitation of the foregoing, any liability arising out of or related to Lessee’s failure to comply with any federal, state, county or municipal environmental statute, ordinance, rule or regulation, together with any negligence or tortious conduct by Lessee or its agents, employees, business invitees, suppliers or licensees, and any and all costs, expenses and fees, including reasonable attorney’s fees, incurred by Lessor incident thereto. Notwithstanding the foregoing, Lessee shall not indemnify nor save Lessor harmless from: (i) any such action, claim or demand arising out of Lessor’s failure to perform its obligations under this Lease, (ii) negligent or tortious acts or omissions committed by Lessor or Lessor’s agents or employees, or (iii) any event occurring or condition existing on the Demised Premises prior to the Effective Date.

Section 5.2 Mechanic’s Lien Indemnification. Lessor and Lessee hereby indemnify each other and hold each other harmless from and against any and all actions, claims, and demands arising out of or related to the filing of mechanic’s liens against the Demised Premises by Lessor’s or Lessee’s contractors or subcontractors, as the case may be. In the event that a mechanic’s lien is filed in connection with the construction of Improvements, Lessor shall secure a release or bond-off the lien claim within thirty (30) days of its filing.

Section 5.3 Lessee’s Liability Insurance. During the term of this Lease and any extension thereof, Lessee at Lessee’s sole cost, shall obtain and maintain, with a reputable insurer reasonably acceptable to Lessor, for the benefit of Lessor and Lessee as their respective interests may appear, commercial general liability insurance policy against any loss or liability for damages and any expense of Lessee against any claim for damages which may result from the use or occupation of the Demises Premises, in the amount of One Million Dollars ($1,000,000.00) for combined single limit for bodily injury and property damage. Lessee shall name Lessor as an additional insured as its interests may appear under said insurance policies and the Lessee shall furnish the Lessor with copies of the certificates of insurance evidencing coverage under the said policies. In addition to the foregoing, such policies shall contain provisions, by endorsement or otherwise, that the coverages cannot be canceled without thirty (30) days notice to Lessor.

Section 5.4 Lessee’s Property Insurance. During the term of this Lease and any extension thereof, Lessee shall keep the building or buildings, including all improvements, alterations, additions or changes thereto by Lessor or Lessee, insured against damage or destruction by fire and the perils covered under a special risk insurance policy to the extent of the full replacement value thereof at time of the loss. Lessee shall name Lessor as an additional insured as its interests may appear under the aforesaid insurance policy and annually furnish the Lessor with a copy of the certificate of insurance evidencing coverage under the said policy. Such policy shall contain a provision, by endorsement or otherwise, that the coverage cannot be canceled without thirty (30) days notice to Lessor.

ARTICLE VI

TAXES

Section 6.1 Taxes. During the Initial Term of this Lease and any Renewal Term, Lessee shall pay all real estate taxes which may be levied, assessed or charged against the Demised Premises or any part thereof by any governmental authority to the extent accrued on or after the Lease Commencement Date. Lessor agrees to use its best efforts to arrange for the direct mailing of such tax bills from the appropriate taxing authorities to Lessee. In the event Lessor is unable to arrange for such direct mailing, Lessor agrees to deliver copies of such tax bills to Lessee no later than one (1) month prior to their due date, or within seven (7) days from the date such bill is received by Lessor, whichever date is earlier. Lessee, at its sole cost and expense, may, if it shall so desire, endeavor at any time or times to obtain a reduction of the assessed valuation of the Demised Premises for any tax year during the term of this Lease and, in such event, Lessor will, at the request of Lessee and without expense to Lessor, cooperate with Lessee in effecting such reduction. Lessee shall be authorized to collect any tax refund payable as a result of any proceeding Lessee may institute for that purpose and any such tax refund shall be the property of Lessee to the extent to which it may be based on a payment made by Lessee.

ARTICLE VII

UTILITIES; EASEMENTS

Section 7.1 Utilities. During the term of this Lease and any extension thereof, Lessee shall pay and promptly discharge all charges by any public or private utility for gas, water, sewage, electricity or other utilities or services furnished to the Demised Premises.

Section 7.2 Utility Easements. Lessor will grant to Lessee, or to such public and quasi-public utilities as Lessee may reasonably request, easements upon, over, and across the Demised Premises for the purpose of installing, laying, relaying or relocating water, sanitary sewer, storm sewer, gas, electrical, telephone or other utility transmission lines necessary to serve Lessee’s operation and use.

ARTICLE VIII

MAINTENANCE AND REPAIRS

Section 8.1 Lessee’s Obligations. During the term of this Lease and any extension thereof, Lessee shall keep, maintain, repair and replace all of the Improvements as appropriate, including without limitation by specification, the foundation, roof, exterior walls, structural portions, and exterior glass and windows of the building, as well as mechanical, plumbing, heating, air conditioning, sprinkler and electrical systems and utility service lines therein, the plumbing system to and from the Demised Premises, and the driveways, parking areas and grounds within the Demised Premises. Lessee will take good care thereof and will maintain and make all required repairs thereto, and will suffer no waste or injury thereto. At the expiration or other termination of the Initial Term or any Renewal Term, in the event Lessee does not elect to renew this Lease, Lessee shall surrender the Demised Premises in substantially the same order and condition which they are in on the date the bank opens, excepting, however, ordinary wear and tear, damage by the elements, casualty damage and Lessor’s retention rights under Section 10.3 hereof.

Section 8.2 Lessor’s Right of Entry. Provided there is no disruption of Lessee’s use of the Demised Premises, Lessee will permit Lessor, or its agents or representatives, to enter the Premises, without charge therefor to Lessor and without diminution of the rent payable by Lessee, to examine, inspect and protect the Demised Premises, to comply with and carry out Lessor’s obligations under this Lease, and to exhibit the same to prospective tenants (provided that Lessee’s consent, which shall not be unreasonably withheld, shall be required if the Premises are to be exhibited to a prospective tenant more than three (3) months prior to the expiration of the Initial Term or any Renewal Term of this Lease). In connection with any such entry, Lessor shall reasonably endeavor to minimize the disruption to Lessee’s use of the Demised Premises, and shall reasonably endeavor to give Lessee at least twenty-four (24) hours advanced notice of such entry (except in the event of an emergency).

ARTICLE IX

ASSIGNMENT

Section 9.1 Assignment and Subletting by Lessee. Provided that at the time of any such assignment or subletting is not then in default of this Lease, Lessee may assign or sublet the Demised Premises, for the uses and purposes permitted under this Lease, as follows:

(a) Lessee obtains the prior consent of Lessor;

(b) Upon either an assignment by Lessee or a sublet, Lessee shall remain jointly and severally liable for rents and other obligations due under this Lease upon any default by the assignee or the sublessee. In the event that the Lessor’s mortgagee requires approval of assignments, then Lessor agrees to cooperate in obtaining such mortgagee approval.

Notwithstanding the foregoing, Lessee shall have the right to assign this Lease without prior consent of Lessor, to any wholly owned subsidiary of the Lessee or to any successor to the business of the Lessee (whether a successor by merger, consolidation, reorganization, purchase of assets or otherwise), provided that the assignee of the Lessee shall expressly assume this Lease and agree to abide and perform all of the covenants and agreements of the Lessee herein contained.

Section 9.2 Assignment by Lessor. This Lease is fully assignable and transferable by Lessor, provided that Lessor may not assign this Lease to any person, business or entity which is a business competitor of Lessee.

ARTICLE X

PERSONAL PROPERTY

Section 10.1 Personal Property. Lessee, at its sole cost and expense, shall place or install such fixtures, furniture, furnishings, equipment and other personal property on the Demised Premises as Lessee shall deem necessary for the efficient conduct of Lessee’s business.

Section 10.2 Signs. Lessee may, at its sole cost and expense (i) place a sign or signs on the Demised Premises announcing the future establishing of its business as well as Lessee’s organization, function and program; and (ii) place such sign or signs on the Demised Premises as may establish a definite landmark for said business or appropriately advertise the same; provided that, all of the signs hereinabove referred to shall conform in every respect to all lawful governmental regulations pertaining thereto.

Section 10.3 Lessee’s Right to Remove Personal Property. Any of the personal property which may be placed on the Demised Premises by Lessee are to remain the property of Lessee and it shall have the right to remove the same at any time, except that Lessee shall be responsible for the cost of any repairs of any damage to the Demised Premises caused by the removal of such personal property. Any equipment not removed by the Lessee within sixty (60) days after the termination of this Lease shall become the property of Lessor and may be kept or removed from the Demised Premises by Lessor at the cost of Lessee.

ARTICLE XI

DEFAULT; REMEDIES

Section 11.1 Lessee’s Default. It shall be an event of default hereunder if:

(a) Lessee shall fail to pay rent or other sum of money becoming due hereunder for a period of thirty (30) days after written notice of such default has been received by Lessee; or

(b) Lessee shall default in the performance of any other of the terms, conditions or covenants contained in this Lease to be observed or performed by it and Lessee does not remedy such default within thirty (30) days after it has received written notice thereof or, if such default cannot be remedied in such period, does not within such thirty (30) days commence such act or acts as shall be necessary to remedy the default and shall not thereafter diligently proceed to cure such defaults; or

(c) Lessee shall become bankrupt or insolvent, or file any debtor proceedings, or file in any court pursuant to any statute, either of the United States or of any state a petition in bankruptcy or insolvency or for reorganization; or file or have filed against it a petition for the appointment of a receiver or trustee for all or substantially all of the assets of the Lessee and such appointment shall not be vacated or set aside within thirty (30) days from the date of such appointment; or

(d) Lessee shall vacate or abandon the Demised Premises.

Section 11.2 Lessor’s Remedies. In the event of any default by Lessee under Section 11.1 hereof, Lessor may at once thereafter or at any time subsequently during the existence of such breach or default, (i) enter into and upon the Demised Premises or any part thereof and repossess the same, expelling and removing therefrom all persons and property (which property may be removed and stored at the cost of, and for the account of Lessee), and (ii) either (a) terminate this Lease, holding Lessee for damages for Lessee’s breach (after Lessor exercises commercially reasonable efforts to mitigate its damages) or (b) without terminating this Lease, re-let the Demised Premises or any part hereof upon such terms and conditions as shall appear advisable to Lessor. If Lessor elects to re-let the Demised Premises, and the amounts received from re-letting of the Demised Premises during any month or part thereof be less than the rent due and owing from Lessee during such month or part thereof under the terms of this Lease, Lessee shall pay such deficiency to Lessor immediately upon calculation thereof. Notwithstanding the foregoing, any default (except failure to pay rent or any other amount due hereunder) the curing of which shall actually require more than thirty (30) days because of any cause beyond Lessee’s control, shall be deemed cured by Lessee if Lessee shall have commenced to cure said default within the thirty (30) day period and shall thereafter have successfully prosecuted the curation of said default with all due diligence.

Section 11.3 Lessor’s Default. It shall be an event of default under this Lease if Lessor fails to observe or perform any of the covenants, conditions, or obligations of Lessor provided for in this Lease and such failure continues for thirty (30) days or more after Lessee gives written notice to Lessor of such default, provided however, that if Lessor is able to commence to cure such default within thirty (30) days, but is unable to complete the cure within thirty (30) days despite the exercise of reasonable diligence, the time to cure shall be extended for so long thereafter as Lessor diligently prosecutes the same.

Section 11.4 Lessee’s Remedies. In the event of a default by the Lessor, which is not cured as provided in Section 11.3 above, the Lessee may take such action as may be reasonably required to remedy such default and if the Lessee suffers damages as a result of such default, or is required to expend funds to cure such default, in addition to any other remedy available to Lessee at law or equity, the Lessee may deduct the cost of same from the then current rent payable to the Lessor under Article IV of this Lease.

ARTICLE XII

DESTRUCTION OF PREMISES

Section 12.1 Restoration. Lessee shall promptly notify Lessor of any material damage or casualty to the Building or the Demised Premises. Except as expressly provided in Section 15.2 below, after any damage or casualty to the Building or the Demised Premises, Lessee shall, at its expense, promptly repair and restore the Building and Demised Premises to substantially their condition prior to such damage or destruction so that the fair market value of the Building and Demise Premises are substantially equal to the value thereof immediately prior to the casualty. Lessee shall not be entitled to any reduction or abatement in Rent during the time the Demised Premises may have been rendered untenantable, either in whole or in part, as a result of such damage or destruction, no matter what the cause.

Section 12.2 Termination. If the damage or casualty occurs during the last three (3) years of the Initial Term or a Renewal Term, and if the cost or restoration exceeds fifty percent (50%) of the replacement cost of the Building, then Lessee may terminate this Lease by giving Lessor written notice within ninety (90) days after the occurrence of such casualty. If the Lease is not terminated, Lessee shall be obligated to restore the Demised Premises as provided in Section 12.1 above. If this Lease is terminated, Lessee shall be required to clear the Demised Premises of all damage or destruction and all insurance proceeds shall be paid to Lessor, less the cost of clearing the damage and debris. However, Lessee shall be entitled to insurance proceeds attributable to Lessee’s trade fixtures and personal property, business interruption and other components of insurance coverage not related to the Building.

ARTICLE XIII

GOVERNMENT REGULATION

Section 13.1 Government Regulation. At Lessee’s expense, Lessee will comply with all laws, ordinances, rules and regulations of any federal, state and municipal government or their appropriate regulatory agencies now in force or which may hereafter be in force, relating to the carrying on of Lessee’s business.

ARTICLE XIV

NOTICES

Section 14.1 Notices. Any notice, demand, consent, authorization or other communication (collectively, a “Notice”) which either party is required or may desire to give to, or make upon, the other party pursuant to this Agreement shall be effective and valid only if in writing, signed by the party giving such Notice, and delivered (a) personally to the other party, (b) sent by next day express courier or delivery service, providing for a receipt (c) by registered or certified mail of the United States Postal Service, return receipt requested, addressed to the other party as follows (or to such other address or person as either party or person entitled to Notice may by notice to the other specify):

If to Lessor:	FUREY HOLDINGS, LLC
Attn: John Furey
206 Carrollton Street
P.O. Box 547
Malvern, Ohio 44644

If to Lessee:	CONSUMERS NATIONAL BANK
Attn: Steven L. Muckley
614 East Lincoln Way
P.O. Box 256
Minerva, Ohio 44657

Unless otherwise specified, Notices shall be deemed given when sent.

ARTICLE XV

COVENANT OF QUIET ENJOYMENT

Section 15.1 Quiet Enjoyment. During the term of this Lease, the Lessor covenants that Lessee shall have the right to occupy and enjoy the Demised Premises peaceably and quietly and in accordance with the terms of this Lease, so long as Lessee complies with the covenants of this Lease and is not in default, beyond any applicable grace period.

ARTICLE XVI

MISCELLANEOUS PROVISIONS

Section 16.1 Binding Effect; Successors and Assigns. This Lease shall be binding upon, and inure to the benefit of the parties hereto, Lessee’s successors and assigns, and Lessor’s heirs, successors and assigns.

Section 16.2 Entire Agreement. This Lease shall be deemed to include the entire agreement between the parties hereto and no waiver of any right, agreement or condition hereof and no modification hereof shall be binding upon either of the parties hereto unless in writing and signed by the parties to be charged therewith.

Section 16.3 Headings. The headings as to the contents of particular Articles and Sections herein are inserted only for convenience and are in no way to be construed as part of this Lease or as a limitation on the scope of the particular Articles or Sections to which they refer.

Section 16.4 Partial Invalidity. In the event any provision of this Lease or part thereof shall be determined by any court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions hereunder, or parts thereof, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, it being understood that such remaining provisions shall be construed in a manner most closely approximating the intention of the parties which respect to the invalid, void or unenforceable provision or part thereof.

Section 16.5 Construction. Wherever used in this Lease the singular shall include the plural, the plural the singular, the use of any gender shall be applicable to all genders, together with a corporation or other entity, as may be appropriate.

Section 16.6 Governing Law. This Lease shall be construed and enforced in accordance with the laws of the State of Ohio without regard to conflicts of law provisions thereof.

Section 16.7 Time of the Essence. Time shall be of the essence with regard to all time requirements contained herein.

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IN WITNESS WHEREOF, the parties hereto have hereunto affixed their hands and seals the day and year first above written.

WITNESS/ATTEST:	LESSOR: FUREY HOLDINGS, LLC

By:
John P. Furey
Managing Member

WITNESS/ATTEST:	LESSEE: CONSUMERS NATIONAL BANK

By:
Steven L. Muckley
President and Chief
Executive Officer